As filed with the Securities and Exchange Commission on April 21, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	59-3843182
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1505 Adams Drive

Menlo Park, California 94025

(Address of Principal Executive Offices)  (Zip Code)

2016 Equity Incentive Plan

(Full Title of the Plan)

Anja Krammer

President and Director

BioPharmX Corporation
1505 Adams Drive, Suite D
Menlo Park, California 94025

(Name and Address of Agent For Service)

(650) 889-5020

(Telephone Number, including area code, of agent for service)

Copies to:

Robert A. Freedman, Esq.

Niki Fang, Esq.

Fenwick & West LLP

801 California Street

Mountain View, California 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share

— Reserved for issuance under the 2016 Equity Incentive Plan, as amended	20,000,000	$0.72	(2)	$14,400,000	$1,669.00

TOTAL	20,000,000	N/A		$14,400,000	$1,669.00

(1)

Pursuant to Rules 416(a) and 416(c) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement also covers an indeterminable number of additional shares of common stock, $0.001 par value per share (“Common Stock”), of BioPharmX Corporation (“Registrant”) as may hereafter be issued in the event of stock dividend, stock split, recapitalization or any other similar transaction effected without Registrant’s receipt of consideration.

(2)

Estimated solely for the purposes of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, and based on the average of the high and low sale prices of Registrant’s Common Stock, as quoted on the NYSE MKT, on April 20, 2017.

PART I

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION

Pursuant to General Instruction E of Form S-8, BioPharmX Corporation (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an aggregate of 20,000,000 additional shares of Common Stock under the Registrant’s 2016 Equity Incentive Plan (the “Plan”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on September 14, 2016 (Registration No. 333-213627). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on April 21, 2017.

BIOPHARMX CORPORATION

By:	/s/ Anja Krammer
Anja Krammer
President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of BioPharmX Corporation, a Delaware corporation, do hereby constitute and appoint Anja Krammer and Greg Kitchener, or each of them individually, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anja Krammer	President and Director (Principal Executive Officer)	April 21, 2017
Anja Krammer

/s/ Greg Kitchener	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 21, 2017
Greg Kitchener

/s/ Michael Hubbard	Director	April 21, 2017
Michael Hubbard

/s/ Stephen Morlock	Director	April 21, 2017
Stephen Morlock

/s/ C. Gregory Vontz	Director	April 21, 2017
C. Gregory Vontz

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Filing Date	Exhibit	Herewith

4.1	Certificate of Incorporation	S-8	333-201708	1/26/2015	4.01

4.2	Bylaws	S-8	333-201708	1/26/2015	4.02

4.3	Certificate of Amendment to the Certificate of Incorporation	10-K	001-37411	4/21/2017	3.5

5.01	Opinion of Fenwick & West LLP as to legality of securities being registered					X

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.01)					X

23.2	Consent of BPM LLP, Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on signature page hereto)					X

99.1	Amended 2016 Equity Incentive Plan	10-K	001-37411	4/21/2017	10.11

99.2	Form of Stock Option Agreement under Amended 2016 Equity Incentive Plan	S-8	333-213627	9/14/2016	4.05

99.3	Form of Restricted Stock Unit Award Agreement under Amended 2016 Equity Incentive Plan	S-8	333-213627	9/14/2016	4.06

99.4	Form of Stock Bonus Award Agreement	S-8	333-213627	9/14/2016	4.07

99.5	Form of Restricted Stock Agreement	S-8	333-213627	9/14/2016	4.08

99.6	Form of Stock Appreciation Right Award Agreement	S-8	333-213627	9/14/2016	4.06